Exhibit 3.65

CERTIFICATE OF INCORPORATION
OF
ATK COMMERCIAL AMMUNITION COMPANY INC.

To form a corporation pursuant to the General Corporation Law of the State of Delaware (the “General Corporation Law”), the undersigned hereby certifies as follows:

1.                                      Name.  The name of the corporation is ATK Commercial Ammunition Company Inc.

2.                                      Purposes.  The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law.

3.                                      Registered Office and Registered Agent.  The address of the registered office of the corporation in Delaware is The Corporation Trust Company, 1209 Orange Street, Wilmington, DE 19801, County of New Castle, and the name of its registered agent at that address is The Corporation Trust Company.

4.                                      Capital Stock.  The total number of shares of stock that the corporation is authorized to issue is 1,000 shares, par value $.01 per share, all of which shares are designated as common stock.

5.                                      Bylaws.  The board of directors of the corporation is expressly authorized to adopt, amend or repeal bylaws of the corporation.

6.                                      Limitation of Directors’ Liability; Indemnification.  The personal liability of the directors of the corporation shall be eliminated to the fullest extent permitted by law. The corporation is authorized to indemnify (and advance expenses to) its directors and officers to the fullest extent permitted by law.  Neither the amendment, modification or repeal of this Article nor the adoption of any provision in this certificate of incorporation inconsistent with this Article shall adversely affect any right or protection of a director or officer of the corporation with respect to any act or omission that occurred prior to the time of such amendment, modification, repeal or adoption.

7.                                      Elections of Directors.  Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

8.                                      Incorporator.  The name and mailing address of the incorporator are Jane Cavanaugh, Dorsey & Whitney LLP, 50 South Sixth Street, Minneapolis, Minnesota 55402.

9.                                      Initial Board of Directors.  The members of the initial board of directors of the corporation are:

Name	Address
Nicholas G. Vlahakis	5050 Lincoln Drive Edina, Minnesota 55436-1097

Name	Address
Scott S. Meyers	5050 Lincoln Drive Edina, Minnesota 55436-1097
Paul David Miller	5050 Lincoln Drive Edina, Minnesota 55436-1097
Robert D. Shadley	5050 Lincoln Drive Edina, Minnesota 55436-1097

Dated: November 28, 2001	/s/ Jane Cavanaugh
Jane Cavanaugh
Sole Incorporator

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ATK COMMERCIAL AMMUNITION COMPANY INC.

ATK Commercial Ammunition Company Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST:  This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation, as amended, originally filed with the Secretary of State of the State of Delaware on November 28, 2001 (the “Certificate of Incorporation”).

SECOND:  that the Article FIRST of the Certificate of Incorporation be and is hereby amended and restated in its entirety to read as follows:

“FIRST:  The name of this corporation is Vista Commercial Ammunition Company Inc.”

THIRD:  By action without a meeting pursuant to Section 141(1) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted this Certificate of Amendment and declared this Certificate of Amendment advisable.

FOURTH:  This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH:  All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Doris K. Tuura, its Assistant Secretary, on this 5th day of February, 2015.

ATK COMMERCIAL AMMUNITION COMPANY INC.

By:	/s/ Doris K. Tuura
Name: Doris K. Tuura
Title: Assistant Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

ATK COMMERCIAL AMMUNITION HOLDINGS COMPANY INC.

ATK Commercial Ammunition Holdings Company Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

FIRST: This Certificate of Amendment (this “Certificate of Amendment”) amends the provisions of the Certificate of Incorporation of the Corporation, as amended, originally filed with the Secretary of State of the State of Delaware on December 19, 2005 (the “Certificate of Incorporation”).

SECOND: that the Article FIRST of the Certificate of Incorporation be and is hereby amended and restated in its entirety to read as follows:

“FIRST: The name of this corporation is Vista Commercial Ammunition Holdings Company Inc.”

THIRD: By action without a meeting pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation duly adopted this Certificate of Amendment and declared this Certificate of Amendment advisable.

FOURTH: This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FIFTH: All other provisions of the Certificate of Incorporation shall remain in full force and effect.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Doris K. Tuura, its Assistant Secretary, on this 5th day of February, 2015.

ATK COMMERCIAL AMMUNITION HOLDINGS COMPANY INC.

/s/ Doris K. Tuura
By: Doris K. Tuura
Title: Assistant Secretary